UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 15, 2014

Date of Earliest Event Reported: August 12, 2014

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events.

On August 12, 2014, Judson Bergman, Chairman and Chief Executive Officer of Envestnet, Inc. (the “Company”), and on August 15, 2014, William Crager, the Company’s President, each entered into a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Each of the plans was established to allow the exercise of options to purchase shares of Company common stock (“Company Stock”) which will expire during 2015, and to support Mr. Bergman’s and Mr. Crager’s individual asset diversification, tax and financial planning strategies. Subject to certain conditions, Mr. Bergman’s plan contemplates the exercise of options to purchase up to 300,000 shares of Company Stock and the same day sale of the underlying shares. Subject to certain conditions, Mr. Crager’s plan contemplates the exercise of options to purchase up to 160,000 shares of Company Stock and the same day sale of the underlying shares. Sales pursuant to the plans are expected to begin as early as October 2014 and will end no later than November 2015.

Transactions made under the 10b5-1 plans will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 preplanned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 plans or the plan of any other individual. Other Company executives may establish similar 10b5-1 plans for similar purposes from time to time.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: August 15, 2014

	By:	/s/ Shelly O’Brien
Shelly O’Brien
Chief Legal Officer, General Counsel and Corporate Secretary

3